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                                                                    EXHIBIT a(2)

                             NORTHSTAR SERIES TRUST

                   UNANIMOUS WRITTEN CONSENT OF THE TRUSTEES
                                      AND
                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

      The undersigned, being all of the trustees of Northstar Series Trust, a Massachusetts business Trust (the "Trust"), acting pursuant to Article VIII of the Trust's Declaration of Trust executed on August 18, 1993 (the
"Declaration of Trust"), approve, adopt and consent to the following resolution:

     RESOLVED, that the change in the name of the Trust from Northstar Series Trust to NWNL Northstar Series Trust be, and hereby is, approved; and

     FURTHER RESOLVED, that Section 1.1 of the Declaration of Trust, executed on August 18, 1993, is hereby amended to read in its entirety as follows:

      Section 1.1 Name. The name of the Trust created hereby is "NWNL Northstar Series Trust".

      IN WITNESS WHEREOF, the undersigned have this day signed this Unanimous Written Consent and Certificate of Amendment of Declaration of Trust.

Dated: October 7, 1993



                                                        /s/ Thomas Ole Dial
                                                        ------------------------
                                                        Thomas Ole Dial



                                                         /s/ Mark L. Lipson
                                                         -----------------------
                                                         Mark L. Lipson